UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2014

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Red Rock Gathering Contribution Agreement
On March 8, 2014, Summit Midstream Partners, LP (“SMLP”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Red Rock Gathering, LLC (“Red Rock Gathering”) and Summit Midstream Partners Holdings, LLC (“SMP Holdings”), a wholly owned direct subsidiary of Summit Midstream Partners, LLC (“Summit Investments”), pursuant to which SMLP acquired all of the issued and outstanding membership interests of Red Rock Gathering for a total purchase price of $305.0 million, subject to customary working capital adjustments (the “Red Rock Acquisition”). The Red Rock Acquisition will be partially financed with a draw of approximately $110.0 million under SMLP’s revolving credit facility. The balance of the acquisition is expected to be financed with the proceeds from a primary equity offering of SMLP common units. The Red Rock Acquisition is expected to close in March 2014, subject to customary closing conditions.
The Purchase and Sale Agreement generally contains customary representations, warranties and covenants of SMLP and SMP Holdings. SMP Holdings, on the one hand, and SMLP, on the other, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase and Sale Agreement, subject to certain limitations and survival periods. SMP Holdings’ indemnity obligations related to the Red Rock system generally terminate on the first anniversary of the date that the Red Rock Acquisition closes.
Red Rock Gathering was formed by Summit Investments to hold certain associated natural gas gathering assets that serve exploration and production customers in the Piceance Basin in western Colorado and the Uinta Basin in Utah (the “Red Rock Gathering system”). Red Rock is a natural gas gathering and processing system located in the Piceance Basin in western Colorado and eastern Utah with approximately 1,480 miles of low-pressure and high-pressure pipeline, 54,000 horsepower of compression and two processing plants with 50 MMcf/d of processing capacity. The Red Rock system gathers and processes natural gas, primarily under fee-based contracts, for more than 55 producer customers. Natural gas on the Red Rock system interconnects with downstream pipelines serving Enterprise Products Partners L.P.’s (“Enterprise”) Meeker Natural Gas Processing Plant, Williams Partners L.P.’s Northwest Pipeline system, and Kinder Morgan Energy Partners L.P.’s TransColorado Pipeline system. Processed natural gas liquids from the Red Rock system are injected into Enterprise’s Mid-America Pipeline system.
Red Rock’s largest customers include subsidiaries of WPX, Encana Corporation, Noble Energy, Inc., Black Hills Corporation, Piceance Energy LLC, and Ursa Resources Group II LLC. For the year ended December 31, 2013, volume throughput on the Red Rock system averaged 148 MMcf/d and more than 80.0% of Red Rock’s revenue was generated from fee-based services. As of December 31, 2013, Red Rock’s gas gathering agreements had remaining MVCs totaling approximately 571 Bcf and, through 2018, average approximately 196 MMcf/d.
The Red Rock Acquisition is expected to close before March 31, 2014. Immediately prior to the closing of the Red Rock Acquisition, SMP Holdings owned a 71.6% limited partner interest in SMLP and a 100% ownership interest in Summit Midstream GP, LLC, the general partner of SMLP (the “General Partner”). The terms of the Red Rock drop down transaction were approved by the board of directors of SMLP’s general partner and by the board’s conflicts committee, which consists entirely of independent directors. The conflicts committee engaged Evercore Partners to act as its independent financial advisor and to render a fairness opinion, and Akin Gump Strauss Hauer & Feld, LLP acted as its legal advisor.
The description of the Purchase and Sale Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the Red Rock Acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On March 10, 2014, Summit Midstream Partners, LP ("SMLP") announced its results of operations for the three months and year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 2.02, including Exhibit 99.1, is "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by SMLP under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), SMLP presents certain non-GAAP financial measures. Specifically, SMLP presents EBITDA, adjusted EBITDA, distributable cash flow and adjusted distributable cash flow. We define EBITDA as net income, plus interest expense, income tax expense, and depreciation and amortization expense, less interest income and income tax benefit. We define adjusted EBITDA as EBITDA plus unit-based compensation, adjustments related to MVC shortfall payments and loss on asset sales, less gain on asset sales. We define distributable cash flow as adjusted EBITDA plus cash interest income, less cash paid for interest expense and income taxes, senior notes interest expense and maintenance capital expenditures. We define adjusted distributable cash flow as distributable cash flow plus or minus other non-cash or non-recurring expenses or income.
We exclude these items because they are considered unusual and not indicative of our ongoing operations. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating SMLP’s financial performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of SMLP’s results as reported under GAAP.
Reconciliations of GAAP to non-GAAP financial measures are included as attachments to the press release which has been posted in the "Investors" section of our website at www.summitmidstream.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement among Summit Midstream Partners Holdings, LLC, Red Rock Gathering Company, LLC and Summit Midstream Partners, LP dated as of March 8, 2014
99.1	Press release of Summit Midstream Partners, LP, dated as of March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: March 10, 2014	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase and Sale Agreement among Summit Midstream Partners Holdings, LLC, Red Rock Gathering Company, LLC and Summit Midstream Partners, LP dated as of March 8, 2014
99.1	Press release of Summit Midstream Partners, LP, dated as of March 10, 2014

4